As filed with the Securities and Exchange Commission on December 22, 1995
                                             Registration No. 33-_______________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 ---------------

                              TRANS FINANCIAL, INC.

             (Exact name of registrant as specified in its charter)

          Kentucky                                                 61-1048868
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              500 East Main Street

                          Bowling Green, Kentucky 42101

                    (Address of Principal Executive Offices)

                  TRANS FINANCIAL, INC. 1994 STOCK OPTION PLAN

               STOCK BONUS AGREEMENTS WITH RESPECT TO 4,399 SHARES

                              (Full title of plans)

                                                    Copy to:

Douglas M. Lester, President                        Stewart E. Conner, Esq.
Trans Financial, Inc.                               Wyatt, Tarrant & Combs
500 East Main Street                                2800 Citizens Plaza
Bowling Green, Kentucky  42101                      Louisville, Kentucky  40202

                     (Name and address of agent for service)

                                 (502) 781-5000

          (Telephone number, including area code, of agent for service)

                  Approximate date of commencement of proposed
              sale to public: From time to time after the effective
                      date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of securities Amount to be  Proposed maximum  Proposed maximum   Amount of
to be registered    registered     offering price       aggregate   registration
                                     per unit(2)    offering price(2)     fee
--------------------------------------------------------------------------------
Common Stock,        504,399           $17.50          $8,826,982.50 $3,043.79
no par value          shares
--------------------------------------------------------------------------------

*Estimated solely for the purpose of computing the registration fee and based upon the closing sales price for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System Stock Market as of December 18, 1995.

                                                 21 sequentially numbered pages.
                                                       Exhibit index on page 18.

                              TRANS FINANCIAL, INC.

                              Cross Reference Sheet

                    Pursuant to Item 501(b) of Regulation S-K

                                                             Location or Caption
          Item In Form S-3                                        In Prospectus

 1. Forepart of Registration                                 Outside Front Cover
        Statement and Outside Front                           Page of Prospectus
        Cover Page of Prospectus

 2. Inside Front and Outside                              Available Information,
        Back Cover Pages of                                    Table of Contents
        Prospectus

 3. Summary Information, Risk                                      The Company
        Factors and Ratio of
        Earnings to Fixed Charges

 4. Use of Proceeds                                               Not Applicable

 5. Determination of Offering                                     Not Applicable
        Price

 6. Dilution                                                      Not Applicable

 7. Selling Security Holders                               Selling Shareholders

 8. Plan of Distribution                                   Selling Shareholders

 9. Description of Securities                                    Not Applicable
        to be Registered

10. Interests of Named                                           Not Applicable
        Experts and Counsel

11. Material Changes                                             Not Applicable

12. Incorporation of Certain                                    Incorporation of
        Information by Reference                              Certain Documents
                                                                   by Reference

13. Disclosure of Commission                                     Not Applicable
    Position on Indemnification
    for Securities Act Liabilities

                              TRANS FINANCIAL, INC.

                                  4,399 Shares

                                  Common Stock

                          ----------------------------



         This Prospectus relates to up to 4,399 shares(the "Shares" of common stock, no par value (the "Common Stock"), of Trans Financial, Inc. (the "Company"), which may be offered and sold from time to time hereafter by or for the account of the Selling Shareholders, as defined herein, in ordinary brokerage or principal transactions in the over-the-counter market. The Shares were issued by the Company to the Selling Shareholders pursuant to certain stock bonus agreements between the Company and the Selling Shareholders.

   The Common Stock of the Company is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") Stock Market under the symbol "TRFI". On December 18, 1995, the closing sale price of the Common Stock on the NASDAQ Stock Market was $17.50 per share.

-----------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------








                The date of this Prospectus is December 22, 1995.

                                TABLE OF CONTENTS

                                                                           Page

Available Information........................................................4
Incorporation of Certain Documents by Reference..............................5
The Company..................................................................5
Selling Shareholders.........................................................6
Idemnification...............................................................7
Experts......................................................................8

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Room 1400, North Atrium Center, 500 West Madison Street, Chicago, Illinois 60604; and 7 World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                               * * * * * * * * * *


         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, nor shall there be a sale of any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer, solicitation or sale. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date of this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission are specifically incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended; and

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus, except for the exhibits to such documents. Requests should be directed to Edward R. Matthews, Chief Financial Officer, Trans Financial, Inc., 3170 Louisville Road, Bowling Green, Kentucky, 42101,
(502) 793-7717.

                                   THE COMPANY

         The Company is a bank holding company registered under the Bank Holding Company Act of 1956 and a savings and loan holding company registered under the Home Owners' Loan Act. The Company has two commercial bank subsidiaries and one thrift subsidiary. The Company and its subsidiaries conduct business at 55 offices located in Kentucky and Tennessee. At September 30, 1995, the Company had total consolidated assets of approximately $1.7 billion, loans, net of unearned income, of $1.2 billion and total shareholders' equity of $127 million.

         The Company's principal executive offices are located at 500 East Main Street, Bowling Green, Kentucky 42101. Its telephone number is (502) 781-5000.

                              SELLING SHAREHOLDERS

         The shares of common stock covered by this Prospectus were issued by the Company in February 1995 to Dale M. Bruner and Terry L. Eastwood, former employees of a subsidiary of the Company (the "Selling Shareholders") in connection with certain stock bonus arrangements entered into between the Company and the Selling Shareholders. It is anticipated that the Selling Shareholders may from time to time offer and sell all or part of the shares of Common Stock covered by this Prospectus in ordinary brokerage or principal transactions in the over-the-counter market to market makers, to broker-dealers acting as agent for the Selling Shareholders, or to broker-dealers acting as agent for a customer, at prices prevailing at the time of sale, and in private transactions at negotiated prices. In connection with sales of the shares in the over-the-counter market, there will be paid such brokerage commissions or discounts as may be negotiated between the Selling Shareholders and their brokers, except that if the Selling Shareholders are also affiliates of the Company within the meaning of the Act payment may be limited to normal brokerage commissions in connection with such sales. Upon any sale of the shares offered hereby, the Selling Shareholders, brokers executing sales orders on their behalf, and dealers to whom such persons or entities may sell, may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Act. As of the date of this Prospectus, no agreements, arrangements, or understandings have been entered into between the Selling Shareholders and any broker or dealer in connection with the sale of the Shares. The Shares may also be sold by a Selling Shareholder pursuant to Rule 144 of the Act. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

         The names and addresses of the Selling Shareholders are Dale M. Bruner, 1572 Rhoton's Chapel Road, Manchester, Tennessee 37355, and Terry L. Eastwood, 103 Hayfield, Manchester, Tennessee 37355. Mr. Bruner and Mr. Eastwood were formerly the Region President and Community President, respectively, of a subsidiary of the Company. As of the date of this Prospectus, Dale M. Bruner owned beneficially 3,080 shares of Common Stock, and Terry L. Eastwood owned beneficially 1,515 shares of Common Stock. The number of shares of Common Stock to be offered for the account of Mr. Bruner pursuant to this Prospectus is 3,080 and the number of shares of Common Stock to be offered for the account of Mr. Eastwood pursuant to this Prospectus is 1,319.

                                 INDEMNIFICATION

         Article XI of the Registrant's Amended and Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

         The Bylaws of the Registrant require the Registrant to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving in such capacity with another entity at the request of the Registrant, for the costs of such Proceeding to the fullest extent authorized by Kentucky law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Registrant.

         The Bylaws of the Registrant further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Registrant of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         If a claim is not paid in full by the Registrant within ninety (90) days after a written claim has been received, the director or officer making the claim may bring suit against the Registrant to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Registrant by a director or officer that he or she has not met the standards of conduct which make it permissible under Kentucky law for the Registrant to indemnify, the Registrant has the burden of proving this defense.

         The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, et seq.

         Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

          He conducted himself in good faith; and

                    He reasonably believed [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                   in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refers to changes in accounting for income taxes and investments in debt and equity securities.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Registrant hereby incorporates the following documents in this Registration Statement:

         The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

     The description of the Common Stock of the Registrant contained in the Form 8-K filed by the Registrant on October 9, 1984, as updated by the Registration Statement on Form S-2 (Registration No. 33-18617), and any amendment or report filed for the purpose of updating such description.
         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference is deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not Applicable

Item 6. Indemnification of Directors and Officers.

         Article XI of the Registrant's Amended and Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

         The Bylaws of the Registrant require the Registrant to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving in such capacity with another entity at the request of the Registrant, for the costs of such Proceeding to the fullest extent authorized by Kentucky law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Registrant.

         The Bylaws of the Registrant further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Registrant of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         If a claim is not paid in full by the Registrant within ninety (90) days after a written claim has been received, the director or officer making the claim may bring suit against the Registrant to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Registrant by a director or officer that he or she has not met the standards of conduct which make it permissible under Kentucky law for the Registrant to indemnify, the Registrant has the burden of proving this defense.

         The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, et seq.

         Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

          He conducted himself in good faith; and

                    He reasonably believed [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                   in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7. Exemption from Registration Claimed.

         4,399 shares of Common Stock to be reoffered or resold pursuant to this Registration Statement by the Selling Shareholders named in the Prospectus were issued by the Registrant in a transaction not constituting a public offering pursuant to Section 4(2) under the Act.

Item 8. Exhibits.

         The exhibits listed on the Exhibit Index appearing on page 9 of this Registration Statement are incorporated by reference herein.

Item 9. Undertakings.

     1. The undersigned Registrant hereby undertakes:
     A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     [1] To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     [2] To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     [3] To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs 1(A)[1] and 1(A)[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, Commonwealth of Kentucky, on December 18, 1995.

                                                TRANS FINANCIAL BANCORP, INC.

                                                   By /s/ Douglas M. Lester
                                                  Douglas M. Lester, Chairman of
                                                    the Board, President and
                                                    Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas M. Lester, Vincent A. Berta and Edward R. Matthews, and each of them, with the power to act without the other, his or her true and lawful attorney-in-facts and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the 18th day of December, 1995 in the capacities indicated:

Signature                                    Title

/s/ Douglas M. Lester      Chairman of the Board, President,
Douglas M. Lester            Chief Executive Officer and Director
                             (Principal Executive Officer)

/s/ Edward R. Matthews     Treasurer and Chief Financial Officer
Edward R. Matthews           (Principal Financial and Accounting Officer)


/s/ Barry D. Bray
Barry D. Bray                               Director


Mary D. Cohron                              Director


/s/ Floyd H. Ellis
Floyd H. Ellis                              Director


/s/ J. David Francis
J. David Francis                            Director


/s/ Roy E. Gaddie
Roy E. Gaddie                               Director


/s/John B. Gaines
John B. Gaines                              Director


/s/David B. Garvin
David B. Garvin                             Director


/s/ Wayne Gaunce
Wayne Gaunce                                Director


/s/C.C. Howard Gray
C.C. Howard Gray                            Director


/s/Charles A. Hardcastle
Charles A. Hardcastle                       Director


Carroll Knicely                             Director


/s/C. Cecil Martin
C. Cecil Martin                             Director


/s/Frank Mastrapasqua
Frank Mastrapasqua                          Director


/s/Joseph I. Medalie
Joseph I. Medalie                           Director


James D. Scott                              Director


/s/Charles M. Stewart
Charles M. Stewart                          Director


/s/William B. Van Meter
William B. Van Meter                        Director


/s/Thomas R. Wallingford
Thomas R. Wallingford                       Director

                                                 INDEX TO EXHIBITS

Exhibit Number             Description of Exhibit                           Page

4(a)                  Restated  Articles of Incorporation of the Registrant
                           are incorporated by reference to Exhibit 4(a) of the Registrant's report on Form 10-Q for the quarter ended March 31, 1995.

4(b)                  Articles of  Amendment  to the  Restated  Articles of
                           Incorporation of the Registrant are incorporated by reference to Exhibit 4(b) of the Registrant's Report on Form 10-Q for the quarter ended March 31, 1995.

4(c)                  Restated  Bylaws of the  Registrant  as  amended  are
                           incorporated by reference to Exhibit 4(b) of the Registrant's report on Form 10-K for the year ended December 31, 1993.

4(d)                  Rights Agreement dated January 20, 1992 between First
                           Union National Bank of North Carolina and the Registrant is incorporated by reference to Exhibit 1 of Registrant's Report on Form 8-K dated January 24, 1992.

5                     Opinion of Wyatt, Tarrant & Combs as to
                          the legality of the Common Stock.                  19

23(a)                 Consent of KPMG Peat Marwick LLP.                      21

23(b)                 Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).

24                    Power of Attorney (included on signature page  of  this
                           Registration Statement).

99                    Trans Financial 1994 Stock Option Plan is incorporated by
                          reference to Exhibit 10 of the Registrant's report on Form 10-Q for the quarter ended March 31, 1994.

     Exhibit 5
                                                  December 22, 1995

Board of Directors
Trans Financial, Inc.
500 East Main Street

Bowling Green, Kentucky  42101

Gentlemen:

                  We have acted as counsel to Trans Financial, Inc., a Kentucky corporation (the "Company"), in connection with the registration of 500,000 shares of the Company's common stock (the "Shares"), issuable upon the exercise of options granted under the Trans Financial, Inc. 1994 Stock Option Plan (the "Plan") and 4,399 shares of the Company's common stock (the "Restricted Shares"), issued pursuant to certain Stock Bonus Agreements between the Company and the Selling Shareholders named in the Prospectus. The Shares and the Restricted Shares are being registered on the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act").

                  We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

                  We have assumed, for purposes of this opinion, that the Shares will be validly authorized on the respective dates of exercise of options under the Plan and that, on the dates of exercise, the options will have been duly executed and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

     1. The Shares are duly authorized and, when issued and sold in accordance with the Registration Statement, the prospectus delivered to participants in the Plan pursuant to the requirements of the Act (the "Prospectus"), the pertinent provisions of any applicable state securities laws and the Plan, will be duly and validly issued, fully paid and nonassessable.
     2. The Restricted Shares have been duly authorized and are duly and validly issued, fully paid and nonassessable.
                  We express no opinion with respect to Shares issuable upon the exercise of options granted under the Plan which are purchased by the Company on the open market and are not original issuance shares.

                  We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

                  Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors, recipients of the Prospectus and participants in the Plan. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

                  We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     WYATT, TARRANT & COMBS

                                                     /s/Wyatt, Tarrant & Combs

     Exhibit 23(a)

The Board of Directors
Trans Financial, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to changes in accounting for income taxes and investments in debt and equity securities.

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Louisville, Kentucky

December 22, 1995